TriSalus Life Sciences Reports Q4 and Full Year 2024 Financial Results and Provides Business Update
•Revenues of $8.3 Million in Q4 and $29.4 Million for Full-Year 2024, Representing Growth of 44% And 59%, Respectively, Versus the Prior Year Periods
•Gross Margin of 85% and 86% for Q4 and Full-Year 2024
•Reaffirmed 2025 Guidance of Greater than 50% Revenue Growth, Greater than 20% Reduction in Operating Expenses, Positive EBITDA, and Positive Cash flow in H2 2025
•Management to host earnings conference call on March 27 at 8:00 a.m. EDT
DENVER – March 27, 2025 - TriSalus Life Sciences Inc., (Nasdaq: TLSI), oncology focused medical technology business seeking to transform outcomes for patients with solid tumors by integrating our innovative delivery technology with standard-of-care therapies, and with our investigational immunotherapeutic, nelitolimod, a class C Toll-like receptor 9 agonist, for a range of different therapeutic and technology applications, today announced its financial results for the fourth quarter and full year ended December 31, 2024, and provided a business update.
“We achieved commercial and clinical progress throughout 2024, and positioning TriSalus for greater success in 2025,” said Mary Szela, President and Chief Executive Officer of TriSalus Life Sciences. “We achieved $29.4 million in total revenue, marking 59% growth year-over-year, and continue to expect to deliver greater than 50% revenue growth in 2025. Additionally, we anticipate reducing operating expenses by more than 20%, achieving positive EBITDA for the full year, and achieving positive cash flow in the second half of the year.”
“We were also pleased to strengthen our Board of Directors with the additions of William Valle and Dr. Gary Gordon. Additionally, we want to sincerely thank Sean Murphy for his leadership in guiding the Company through the process of going public, a milestone that would not have been possible without his dedication and expertise. We are thrilled to welcome him back to the Board of Directors and look forward to his continued contributions to our success,” concluded Ms. Szela.
Clinical and Commercial Advancements
Expanded Product Portfolio
In the second half of 2024, TriSalus expanded its portfolio of PEDD devices with the launch of the TriNav LV Infusion System and TriGuide Guiding Catheter to optimize therapeutic delivery for patients with larger vessels. The TriNav LV is suitable for patients with vessels sized between 3.5 and 5.0mm. The TriGuide Guiding Catheter is equipped with a larger inner diameter, lubricious inner lining, and reverse curve design to support femoral access for the TriNav LV.
These new products are eligible for the same HCPCS reimbursement codes as existing TriNav products, which should enable seamless integration into current billing structures. The Company believes these expanded features will allow physicians to address more complex cases, enhance procedural efficiency, meaningfully expand its addressable market, and provide full access to the $375 million liver embolization market.
Expanding the DELIVER Clinical Program
The Company continues to advance its DELIVER clinical program, a series of Investigator Initiated Trials (IITs) designed to further underscore the impact of PEDD technology by demonstrating enhanced safety and efficacy of the TriNav system across a broad spectrum of complex, difficult-to-treat patients. A key focus of the DELIVER program is to investigate the potential of combining use of the TriNav system with other therapies to enhance effectiveness and address resistance mechanisms in challenging cancers.
The first IIT is a registry study called PROTECT (Pressure Enabled Retrograde Occlusive Therapy with Embolization for Control of Thyroid Disease). The PROTECT study has been initiated and intends to enroll 100 patients across five leading academic sites. It is estimated that approximately 5% of adults have multinodular goiters, prevalence in adults over 50 is estimated to be up to 50%. The Company estimates that this may expand the addressable market by approximately 50,000 procedures, representing an incremental $400 million market opportunity and putting the Company’s total addressable market at more than $1 billion.
Advancing Pancreatic Cancer Treatment – Enrollment was completed in the PERIO-03 Phase 1 trial investigating nelitolimod in locally advanced pancreatic cancer. Final data are expected mid-2025, with next steps to be determined based on results.
Clinical Progress in Immunotherapy – In November 2024, we presented positive Phase 1 results from our PERIO-01 trial at the Society for Immunotherapy of Cancer (SITC), demonstrating promising clinical benefits and durable survival in heavily pretreated uveal melanoma liver metastases (UM-LM) patients. We are actively seeking strategic partnerships to advance this program.
Strengthened Board and Financial Position
New Board Members – Industry veterans William Valle and Dr. Gary Gordon joined the Board of Directors, bringing deep expertise in medical devices and oncology. Additionally, Sean Murphy retired from the management team and rejoined the Board.
Extended Cash Runway – TriSalus secured a $10 million drawdown under its existing $50 million credit facility with OrbiMed, ensuring financial flexibility through the end of 2025.
Unaudited Financial Results for Fourth Quarter and Full Year 2024
The Company will file a Form 12b-25, Notification of Late Filing, with the SEC related to the Company’s Annual Report on Form 10-K for fiscal year 2024. The Company’s need to request a 15-day extension is primarily due to errors identified in determining the Company’s stock-based compensation and clinical trial related research and development expense timing in 2024. The Company is working diligently to evaluate the materiality of the errors to determine whether any corrections for previously issued quarterly financial statements are required and to complete the Company’s year end 2024 financial statements. As a result, the results below and elsewhere in this press release are unaudited and subject to change pending the completion of the Company’s financial statement as of and for the year ended December 31, 2024.
Full year 22024 revenue was $29.4 million, representing growth of approximately 59% versus the full year 2023. Momentum in revenue growth is expected to continue in 2025 and, consistent with previously announced guidance, is expected to grow of 50% in 2025.
Operating Cash Flow in the fourth quarter of 2024 was ($5.7) million, reflecting a notable improvement compared to the previous quarter amount of ($10.8) million. Consistent with previously announced guidance, the Company expects to achieve positive full year EBITDA in 2025 and positive cash flow during the second half of 2025.
Cash and Cash Equivalents were $8.5 million as of December 31st, 2024. The Company expects existing liquidity sources and the $15 million of available capacity on the OrbiMed debt facility to provide sufficient cash runway throughout 2025.

2025 Guidance
The company is reaffirming previously issued guidance for 2025, including:
•Sales are expected to grow by more than 50% in 2025, driven by further market share increases in TriNav, the commercial launch of TriNav LV, and the TriNav target market expansion driven by the DELIVER program and the new HCPCS reimbursement code for TriNav simulation angiograms —commonly known as mapping procedures—conducted prior to transarterial radioembolization (TARE) from Centers for Medicare & Medicaid Services (CMS).
•Gross margins are expected to exceed 87%.
•Operating expenses are expected to decline greater than 20% in 2025 due to reductions in R&D associated with the completion of the PERIO phase 1b trials and reductions in G&A expenses due to the non-recurrence of certain costs related to becoming a public Company in 2024.
•The company expects to be EBITDA positive for 2025 and achieve positive cash flow by the second half of 2025, extending total cash runway beyond 2025.
Conference Call
The company will host a conference call and webcast on March 27, 2025, at 8:00 a.m. ET to discuss financial results for the fourth quarter and full year ended December 31, 2024, and provide a business update. A press release detailing the fourth quarter and full year results will be issued prior to the call. To register for the webcast, click here.
About TriSalus Life Sciences
TriSalus Life Sciences® is an oncology company integrating novel delivery technology with immunotherapy to transform treatment for patients with liver and pancreatic tumors. The Company’s platform includes devices that utilize a proprietary drug delivery technology and a clinical stage investigational immunotherapy. The Company’s two FDA-cleared devices use its proprietary Pressure-Enabled Drug Delivery™ (PEDD) approach to deliver a range of therapeutics: the TriNav® Infusion System for hepatic arterial infusion of liver tumors and the Pancreatic Retrograde Venous Infusion System for pancreatic tumors. The PEDD technology is a novel delivery approach designed to address the anatomic limitations of arterial infusion for the pancreas. The PEDD approach modulates pressure and flow in a manner that delivers more therapeutic to the tumor and is designed to reduce undesired delivery to normal tissue, bringing the potential to improve patient outcomes. Nelitolimod, the Company’s investigational immunotherapeutic candidate, is designed to improve patient outcomes by treating the immunosuppressive environment created by many tumors and which can make current immunotherapies ineffective in the liver and pancreas. Patient data generated during Pressure-Enabled Regional Immuno-Oncology™ (PERIO) clinical trials support the hypothesis that nelitolimod delivered via the PEDD technology may have favorable immune effects within the liver and systemically. The target for nelitolimod, TLR9, is expressed across cancer types and the mechanical barriers addressed by the PEDD technology are commonly present as well. Nelitolimod delivered by the PEDD technology will be studied across several indications in an effort to address immune dysfunction and overcome drug delivery barriers in the liver and pancreas.

In partnership with leading cancer centers across the country – and by leveraging deep immuno-oncology expertise and inventive technology development – TriSalus is committed to advancing innovation that improves outcomes for patients. Learn more at trisaluslifesci.com and follow us on Twitter and LinkedIn.

Forward Looking Statements
Statements made in this press release regarding matters that are not historical facts are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward‐looking statements. Such statements include, but are not limited to, statements regarding the benefits and potential benefits of the Company’s PEDD drug delivery technology, TriNav system and nelitolimod investigational immunotherapy, the expected timing for reporting results from the Company’s clinical trials for nelitolimod, the Company’s expectation that the development of nelitolimod for the indications covered by PERIO-02 will continue through investigator led trials, the Company’s ability to achieve the revenue milestones under the credit facility, the Company’s expectations about its cash runway, the Company’s expectations about its revenue growth for 2024, the expected benefits from the Company’s DELIVER program, the Company’s expected timing to launch PROTECT study and any future studies, and the Company’s ability to execute on its strategy. Risks that could cause actual results to differ from those expressed in these forward‐looking statements include risks associated with clinical development and regulatory approval of drug delivery and pharmaceutical product candidates, including that future clinical results may not be consistent with patient data generated during the Company’s clinical trials, the cost and timing of all development activities and clinical trials, unexpected safety and efficacy data observed during clinical studies, the risks associated with the credit facility, including the Company’s ability to remain in compliance with all its obligations thereunder to avoid an event of default, the risk that the Company will continue to raise capital through the issuance and sale of its equity securities to fund its operations, the risk that the Company will not be able to achieve the applicable revenue requirements to access additional financing under the credit facility, changes in expected or existing competition or market conditions, changes in the regulatory environment, unexpected litigation or other disputes, unexpected expensed costs, and other risks described in the Company’s filings with the Securities and Exchange Commission under the heading "Risk Factors." All forward‐looking statements contained in this press release speak only as of the date on which they were made and are based on management’s assumptions and estimates as of such date. The Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made except as required by law.
Contacts
For Media Inquiries:
Jeremy Feffer, Managing Director
LifeSci Advisors
917.749.1494
jferrer@lifesciadvisors.com

For Investor Inquiries:
James Young
Chief Financial Officer
847.337.0655
james.young@trisaluslifesci.com

TRISALUS LIFE SCIENCES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in thousands)

	Three Months Ended		Twelve Months Ended
	December 31, 2024	December 31, 2023	December 31, 2024	December 31, 2023
Revenue	$8,261	$5,721	$29,431	$18,511
Cost of goods sold	1,216	582	4,103	2,605
Gross profit	7,045	5,139	25,328	15,906
Operating expenses:
Research and development	2,959	7,769	17,688	29,835
Sales and marketing	7,010	5,604	25,839	17,034
General and administrative	4,656	6,014	17,966	23,512
Loss from operations	(7,580)	(14,248)	(36,165)	(54,475)
Other income (expense)
Interest income	57	244	404	431
Interest expense	(1,068)	(3)	(3,090)	(16)
Loss on equity issuance	—	(183)	—	(5,874)
Extinguishment of tranche liability	—	—	—	1,520
Change in fair value of warrant, SEPA, and revenue base redemption liabilities	(586)	(11,515)	(2,107)	(10,855)
Change in fair value of contingent earnout liability	(830)	(9,611)	11,231	10,293
Other expenses, net	(102)	(323)	(312)	(379)
Loss before income taxes	$(10,109)	$(35,639)	$(30,039)	$(59,354)
Income tax expense	1	(1)	(6)	(9)
Net loss available to common stockholders	$(10,108)	$(35,640)	$(30,045)	$(59,363)
Deemed dividend related to Series B-2 preferred stock down round provision	$—	$—	$—	$(2,981)
Undeclared dividends on Series A preferred stock	$(783)	$(800)	$(3,188)	$(1,258)
Net loss attributable to common stockholders	$(10,891)	$(36,440)	$(33,233)	$(63,602)
Net loss per share, basic and diluted	$(0.40)	$(1.57)	$(1.31)	$(6.77)
Weighted average common shares outstanding, basic and diluted	27,551,189	23,231,975	25,331,753	9,395,748

TRISALUS LIFE SCIENCES, INC.
CONSOLIDATED BALANCE SHEETS
(unaudited, in thousands)

	December 31, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$8,525	11,777
Accounts receivable, net	5,087	3,554
Inventory	4,048	2,545
Prepaid expenses	3,009	2,986
Total current assets	20,669	20,862
Property and equipment, net	1,669	2,091
Right-of-use assets	1,210	1,179
Other assets	423	466
Total assets	$23,971	$24,598
Liabilities and Stockholders’ Deficit
Current liabilities:
Trade payables	$2,274	$3,391
Accrued liabilities	7,355	10,556
Short-term lease liabilities	216	351
Other current liabilities	383	389
Total current liabilities	10,228	14,687
Long-term debt, net of unamortized discount and debt issuance costs	22,084
Revenue base redemption liability	507
Long-term lease liabilities	1,329	1,244
Contingent earnout liability	7,401	18,632
Warrant and SEPA liabilities	8,316	17,100
Total liabilities	49,865	51,663
Stockholders’ deficit:
Preferred Stock, Convertible preferred stock, Series A, $0.0001 par value per share, $10.00 liquidation value per share. Authorized 5,000,000 and 10,000 shares at December 31, 2024 and 2023, respectively; issued and outstanding, 3,985,002 and 4,015,002 shares at December 31, 2024 and 2023, respectively

Common stock, $0.0001 par value per share. Authorized 400,000,000 and 400,000,000 shares at December 31, 2024 and 2023, respectively; issued and outstanding 31,279,264 shares and 26,413,213 shares at December 31, 2024 and 2023, respectively	3	2
Additional paid-in capital	253,652	222,437
Accumulated deficit	(279,549)	(249,504)
Total stockholders’ deficit	(25,894)	(27,065)
Total liabilities and stockholders’ deficit	$23,971	$24,598